Exhibit 10.22

HERBALIFE LTD.

AMENDED AND RESTATED

INDEPENDENT DIRECTORS DEFERRED COMPENSATION AND STOCK UNIT PLAN

1. Establishment of Plan; Purpose

The Herbalife Ltd. (the “ Company ”) the Independent Directors Deferred Compensation and Stock Unit Plan (the “ Independent Directors Plan ”) was initially adopted on January 15, 2006. The Independent Directors Plan is hereby amended and restated in its entirety effective as of August 29, 2006. Prior to January 1, 2009, the Independent Directors Plan provided for the award of Stock Units under Section 9 of the Herbalife Ltd. 2005 Stock Incentive Plan (the “ Plan ”). From and after January 1, 2009, the Independent Directors Plan provides for the award of Stock Appreciation Rights under Section 8 of the Plan. The Independent Directors Plan is intended to be a part of the Plan and the terms of the Plan are incorporated herein by reference.

The purpose of the Plan is to facilitate equity ownership in the Company by its Independent Directors through the award of equity-based compensation awards under the Plan.

2. Definitions

Unless otherwise specifically provided for herein, all capitalized terms used herein shall have the same meanings as the meanings ascribed to such terms in the Plan. In addition, the following words have the following meanings unless a different meaning plainly is required by the context:

(a) “ Deferral Account ” means the accounting entry made with respect to each Participant for the purpose of maintaining a record of each Participant’s benefit under the Independent Directors Plan.

(b) “ Effective Date ” means January 15, 2006.

(c) “ Grant Date ” means a date on which Stock Units or Stock Appreciation Rights are granted pursuant this Independent Directors Plan.

(d) “ Independent Director ” means a member of the Board who, at all relevant times, has been determined by the Board to be independent.

(e) “ Participant ” means an Independent Director who has received a Stock Unit award hereunder.

(f) “ Plan Year ” means January 15 of each calendar year to January 14 of the next following calendar year. The first Plan Year shall commence on the Effective Date and end on January 14, 2007.

3. Administration.

The Independent Directors Plan shall be administered the Committee. Consistent with Section 18 of the Plan, any question concerning the interpretation of the Independent Directors Plan, any adjustments required to be made under the Independent Directors Plan, and any controversy that may arise under the Independent Directors Plan or any award agreement issued hereunder shall be determined by the Committee in its sole and absolute discretion. All such decisions by the Committee shall be final and binding.

4. Eligibility and Participation.

All Independent Directors shall be eligible to participate in this Independent Directors Plan and receive awards of Stock Units or Stock Appreciation Rights, as applicable, hereunder from time to time.

5. Stock Unit Awards.

(a) First Plan Year Grant. On the Effective Date of the Independent Directors Plan, the Committee shall grant to each Independent Director, pursuant to Section 9 of the Plan, a number of Stock Units equal to the quotient of One Hundred Thousand Dollars ($100,000) divided by the Fair Market Value of one Common Share on such date, rounded to the nearest whole number.

(b) Grants Upon Initial Election to Board. Unless otherwise determined by the Committee, with respect to each Independent Director who commences service on the Board after the Effective Date, upon such Independent Director’s commencement of service as a member of the Board the Committee shall grant to such Independent Director, pursuant to Section 9 of the Plan, a number of Stock Units equal to (i) the quotient of One Hundred Thousand Dollars ($100,000) divided by the Fair Market Value of one Common Share on such date, rounded to the nearest whole number, multiplied by (ii) a fraction, the numerator of which equals (A) 365 minus (B) the number of days during the Plan Year that have elapsed prior to the date on which the Independent Director commenced service as a member of the Board and the denominator of which equals 365.

(c) Annual Grants. Unless otherwise determined by the Committee, on January 15 of each Plan Year beginning after Effective Date of the Independent Directors Plan, the Committee shall grant, pursuant to Section 9 of the Plan, to each Independent Director who is serving as a member of the Board as of the Grant Date, a number of Stock Units equal to the quotient of One Hundred Thousand Dollars ($100,000) divided by the Fair Market Value of one Common Share on such date, rounded to the nearest whole number.

(d) Award Agreement. Each award of Stock Units shall be evidenced by an award agreement entered into between the Company and the applicable Participant and shall be subject to all of the terms and conditions set forth herein and in the Plan.

(e) Terms and Conditions of Stock Units. Stock Unit awards made pursuant to this Section 5 shall be subject to the following terms and conditions:

(i) Unless otherwise determined by the Committee at the time of grant the value of each Stock Unit shall be equal to one Common Share (as adjusted pursuant to Section 12 of the Plan).

(ii) Subject to the provisions of this Independent Directors Plan, neither Stock Units awarded pursuant to this Independent Directors Plan nor the Common Shares subject thereto may be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which such Common Shares are delivered to the Participant or the Participant’s beneficiary designated pursuant to Section 6(c)(iii) of this Independent Directors Plan.

(iii) Unless otherwise provided in an award agreement, the recipient of an award under this Section 5 shall not be entitled to receive dividends or dividend equivalents with respect to the number of Common Shares represented by the Stock Unit award until such time as the Common Shares subject to the award have been issued pursuant to the terms of this Independent Directors Plan.

(iv) Unless determined otherwise by the Committee at the time of grant and set forth in an award agreement, subject to the applicable Participant’s continuous service as a member of the Board, awards of Stock Units pursuant to Section 5(a) or Section 5(c) shall become vested with respect to twenty-five percent (25%) of the number of Stock Units subject to the award on each of April 15, July 15 and October 15 of the calendar year in which the award is granted and January 15 of the calendar year following the year in which the award is granted (each such date is referred to herein as a “ Vesting Date ”).

(v) Unless determined otherwise by the Committee at the time of grant and set forth in an award agreement, subject to the applicable Participant’s continuous service as a member of the Board, awards of Stock Units pursuant to Section 5(b) shall become vested in equal installments on each of the Vesting Dates that occur after the Grant Date and on or prior to the next following January 15th. 1

(vi) In the event that a Participant ceases to serve as a member of the Board for any reason, all Stock Units held by such Participant at the time of such cessation that have not yet become vested shall be immediately forfeited; provided, however, that in the event of the Participant’s disability (as such term if defined in Section 22(e) of the Code) or death, the Committee may, in its sole discretion, accelerate the vesting of any unvested Stock Units then held by such Participant.

(vii) Notwithstanding anything herein to the contrary, in the event of a Change of Control all unvested Stock Units shall be deemed fully vested immediately prior to the consummation of the Change of Control.

1	For example: with respect to an award of Stock Units pursuant to Section 5(b) on April 22, 2006, the award would become vested with respect to 33 1/3% of the Stock Units subject thereto on each of July 15, 2006, October 15, 2006 and January 15, 2007.

(f) Payment/Deferral of Stock Unit Awards.

(i) On each Grant Date the Stock Units awarded to a Participant pursuant to this Section 5 shall be credited to the Participant’s Deferral Account.

(ii) Subject to the applicable Participant’s continuous service as a member of the Board, on the second anniversary of the final Vesting Date of an award of Stock Units pursuant to this Section 5, there shall be credited to Participant’s Deferral Account one Common Share in exchange for each such Stock Unit then held in Participant’s Deferral Account.

(iii) In the event that a Participant ceases to serve as a member of the Board for any reason prior to the second anniversary of the final Vesting Date of an award of Stock Units pursuant to this Section 5, the Company shall, within thirty (30) days following such cessation, subject to Section 16 of the Plan, issue to the Participant a number of Common Shares equal to the number of vested Stock Units subject to each such award held in the Participant’s Deferral Account at the time of such cessation.

(g) Notwithstanding anything herein to the contrary, no Stock Units shall be awarded under this Independent Directors Plan on or after January 1, 2009.

5A. Stock Appreciation Right Awards.

(a) 2009 Plan Year Grant. On February 27, 2009, the Committee shall grant to each Independent Director, pursuant to Section 8 of the Plan, a number of Stock Appreciation Rights equal to the quotient of One Hundred Thousand Dollars ($100,000) divided by the “fair value” (as determined by the Company in accordance with Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment or such revised standard as then applicable (“ FAS 123R ”)) of one Stock Appreciation Right on such date, rounded to the nearest whole number.

(b) Grants Upon Initial Election to Board. Unless otherwise determined by the Committee, with respect to each Independent Director who commences service on the Board after January 1, 2010, upon such Independent Director’s commencement of service as a member of the Board the Committee shall grant to such Independent Director, pursuant to Section 8 of the Plan, a number of Stock Appreciation Rights equal to (i) the quotient of One Hundred Thousand Dollars ($100,000) divided by the “fair value” (as determined by the Company in accordance with FAS 123R) of one Stock Appreciation Right on such date, rounded to the nearest whole number, multiplied by (ii) a fraction, the numerator of which equals (A) 365 minus (B) the number of days that have elapsed since the most recent Annual General Meeting of Shareholders the prior to the date on which the Independent Director commenced service as a member of the Board, and the denominator of which equals 365.

(c) Annual Grants. Unless otherwise determined by the Committee, for each Plan Year beginning after January 1, 2010, on the date whereupon annual equity awards are made to Company employees, the Committee shall grant, pursuant to Section 8 of the Plan, to each Independent Director who is serving as a member of the Board as of the Grant Date, a number of Stock Appreciation Rights equal to the quotient of One Hundred Thousand Dollars ($100,000) divided by the “fair value” (as determined by the Company in accordance with FAS 123R) of one Stock Appreciation Right on such date, rounded to the nearest whole number.

(d) Base Price. The Base Price for each award of Stock Appreciation Rights shall be the closing price of the Common Shares on the Grant Date.

(e) Award Agreement. Each award of Stock Appreciation Rights shall be evidenced by an award agreement entered into between the Company and the applicable Independent Director and shall be subject to all of the terms and conditions set forth herein and in the Plan.

(f) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Right awards made pursuant to this Section 5A shall be subject to the following terms and conditions:

(i) Each Stock Appreciation Right shall represent the right to receive, upon exercise of the Stock Appreciation Right, a payment, paid in Common Shares, equal to (i) the excess of the Fair Market Value, on the date of exercise, of one Common Share (as adjusted pursuant to Section 12 of the Plan) over the Base Price of the Stock Appreciation Right, divided by (ii) the Fair Market Value, on the date of exercise, of one Common Share.

(ii) Unless determined otherwise by the Committee at the time of grant and set forth in an award agreement, subject to the applicable Independent Director’s continuous service as a member of the Board, awards of Stock Appreciation Rights pursuant to Section 5A(a) or Section 5A(c) shall become vested with respect to twenty-five percent (25%) of the number of Stock Appreciation Rights subject to the award on each of July 15 and October 15 of the calendar year in which the award is granted and January 15 and April 15 of the calendar year following the year in which the award is granted (each such date is referred to herein as a “ Vesting Date”); provided, however, that no Stock Appreciation Right, whether vested or unvested, may be exercised prior to the date specified in Section 5A(g) of this Independent Directors Plan.

(iii) Unless determined otherwise by the Committee at the time of grant and set forth in an award agreement, subject to the applicable Independent Director’s continuous service as a member of the Board, awards of Stock Appreciation Rights pursuant to Section 5A(b) shall become vested in equal installments on each of the Vesting Dates that occur after the Grant Date and on or prior to the next following January 15th; provided, however, that no Stock Appreciation Right, whether vested or unvested, may be exercised prior to the date specified in Section 5A(g) of this Independent Directors Plan.

(iv) In the event that an Independent Director ceases to serve as a member of the Board for any reason, all Stock Appreciation Rights held by such Independent Director at the time of such cessation that have not yet become vested shall be immediately forfeited; provided, however, that in the event of the Independent Director’s disability (as such term if defined in Section 22(e) of the Code) or death, the Committee may, in its sole discretion, accelerate the vesting of any unvested Stock Appreciation Rights then held by such Independent Director.

(v) Notwithstanding anything herein to the contrary, in the event of a Change of Control all unvested Stock Appreciation Rights shall be deemed fully vested and exercisable immediately prior to the consummation of the Change of Control.

(g) Exercisability of Stock Appreciation Right Awards.

(i) Subject to the applicable Independent Director’s continuous service as a member of the Board, Stock Appreciation Rights granted under this Section 5A that become vested pursuant to this Section 5A hereof shall be exercisable by the Independent Director on and after the second anniversary of the final Vesting Date of the award pursuant to this Section 5A and shall remain exercisable until the seventh (7 th ) anniversary of the Grant Date.

(ii) In the event that an Independent Director ceases to serve as a member of the Board for any reason prior to the second anniversary of the final Vesting Date of an award of Stock Appreciation Rights pursuant to this Section 5A, Stock Appreciation Rights previously granted that vested on or prior to such cessation of service shall be exercisable by the Independent Director on and after the date of such cessation of service and shall remain exercisable until the seventh (7 th ) anniversary of the Grant Date.

(iii) Notwithstanding anything herein to the contrary, all Stock Appreciation Rights granted under this Section 5A on and after January 1, 2010 that become vested pursuant to this Section 5A hereof shall, subject to the applicable Independent Director’s continuous service as a member of the Board, be exercisable by the Independent Director to the extent vested from and after the applicable Vesting Date of the award pursuant to this Section 5A and shall remain exercisable until the seventh (7 th ) anniversary of the Grant Date.

6. Deferred Compensation

(a) Contributions to Deferral Accounts.

(i) Subject to Sections 6(a)(ii) and 6(a)(iii) of this Independent Directors Plan, an Independent Director may elect to defer and have credited to his or her Deferral Account for any calendar year up to one hundred percent (100%) of his or her Director’s Compensation (as defined below). In addition, pursuant to Section 5(f)(i) of this Independent Directors Plan, on each Grant Date the Stock Units awarded to an Independent Director pursuant to Section 5 of this Independent Directors Plan shall be automatically credited to the applicable Independent Director’s Deferral Account. For purposes of this Independent Directors Plan, the term “ Director’s Compensation ” means the amounts payable in cash to an Independent Director for a calendar year for the Independent Director’s service on the Board for such calendar year including, without limitation, annual retainer and meeting fees. Notwithstanding anything herein to the contrary, no deferrals shall be made pursuant to this Independent Directors Plan from and after January 1, 2009.

(ii) Independent Directors shall make their elections to defer all or a portion of their Director’s Compensation for a calendar year by December 1, but no later than December 31, immediately prior to the beginning of the calendar year in which the Director’s Compensation is to be earned, or within thirty (30) calendar days of eligibility to participate for a partial calendar year (with respect to Director’s Compensation not yet earned). Any election pursuant to Section 6(a)(i) of this Independent Directors Plan shall be made by the Independent Director by completing and delivering to the Company an election form provided by the Company (a “ Deferral Election Form ”) for such calendar year no later than the last day of the next preceding calendar year, except with respect to a person who first becomes eligible to participate in this Independent Directors Plan during a calendar year, which Independent Director may make such elections within 30 days after first becoming eligible to participate in this Independent Directors Plan, and which elections shall apply only to amounts of Director’s Compensation paid for services to be performed after the date of such election.

(iii) All deferral elections shall be irrevocable for the calendar year in which they are in effect. Once made, an Independent Director’s deferral election shall remain in effect for all subsequent calendar years for which the Independent Director is an Independent Director unless and until the Independent Director increases, decreases, or terminates such election by submitting a new Deferral Election Form to the Company. Deferral election changes must be submitted to the Company no later than the last day of the calendar year next preceding the calendar year for which the change is to be effective.

(b) Distributions.

(i) Distribution Elections. Other than with respect to Stock Units awarded on the Effective Date, no later than the December 31 of each calendar year, each Independent Director who is then eligible to receive an award of Stock Units pursuant to Section 5 of this Independent Directors Plan shall be required to complete and submit to the Committee an election on a form provided by the Company (a “ Distribution Election Form ”) as to the timing and form of distributions from his or her Deferral Account with respect to amounts attributable to (i) the Stock Units awarded on the next following Grant Date and (ii) any Director’s Compensation deferred pursuant to Section 6(a) of this Independent Directors Plan with respect to the next following calendar year. If no valid distribution election is made with respect to an award of Stock Units, the portion of the Participant’s Deferral Account that is attributable to such award shall be distributed, subject to Section 5(e)(iii) of this Independent Directors Plan, in the form of a lump sum payment on the second anniversary of the final Vesting Date of such award. If no valid distribution election is made with respect to Director’s Compensation deferred pursuant to Section 6(a) of this Independent Directors Plan, the portion of the Participant’s Deferral Account that is attributable to such amounts shall be distributed in the form of a lump sum payment upon termination of the Independent Director’s service as a member of the Board.

(ii) Scheduled In-Service Distributions.

(1) Lump Sum or Installment Payments. A Participant may elect on a Distribution Election Form to receive distributions from the vested portion of his or her Deferral Account while he or she is still a member of the Board (an “ In-Service Distribution ”) in (A) a single lump sum payment, or (B) annual installment payments over a period of five (5) or ten (10) years, with the amount of each payment determined as set forth in Section 6(b)(viii) of this Independent Directors Plan. If the amount a Participant elects to receive pursuant to an In-Service Distribution is less than $100,000, payment shall be made in a single lump sum. If a Participant elects to receive installment payments under (B) above, the amount of each installment payment shall be equal to the balance remaining in the portion of the Participant’s Deferral Account that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the total number of remaining installment payments. The installment amount shall be adjusted annually to reflect gains and losses, if any, allocated to such Participant’s Deferral Account pursuant to Section 6(c)(ii).

(2) Time of Distributions. A Participant’s election under this Section 6(b)(ii) must specify the future year in which the payment of the deferred amounts shall commence, provided that the year in which an In-Service Distribution of amounts attributable to an award of Stock Units is to commence must be at least two (2) years after the final Vesting Date of such award.

(3) Separate Annual Elections. Any desired In-Service Distribution must be separately elected for each Stock Unit award and for any Director’s Compensation deferred in any one calendar year. Thus, to elect a scheduled In-Service Distribution with respect to a specific year’s Stock Units and Director’s Compensation, a new Distribution Election Form must be submitted during the applicable election period. Once the applicable election period has passed, an In-Service Distribution may not be elected for that the portion of the Participant’s Deferral Account attributable to Stock Units awarded and Director’s Compensation earned in that year.

(4) Amendment of Election. A Participant may delay the commencement of an In-Service Distribution or amend his or her election as to the form of the distribution at any time provided that (A) such amendment must be made in the manner specified by the Committee at least one (1) calendar year prior to the date the distribution would otherwise commence, (B) the amendment will not take effect until at least one (1) calendar year after the amendment is submitted, and (C) the amendment provides for the deferral of the date of payments commence for a minimum of five (5) additional years. For purposes of the limitation set forth clause (C) of the preceding sentence, distributions that are to be paid in installments (as opposed to in a lump sum) shall be treated as a single payment payable on the date the installments are due to commence. Any change in the form or timing of payment may not accelerate distributions to the Participant, except to the extent permitted under Section 409A of the Code without the imposition of the additional tax set forth in Section 409A(a)(1)(B) of the Code.

(5) Termination of Board Service Prior to Completion of In-Service Distribution. If a Participant’s Board service with the Company terminates for any reason prior to receiving full payment of an In-Service Distribution or while he or she is receiving scheduled installment payments pursuant to this Section 6(b)(ii), the unpaid portion of the Participant’s elected distribution shall be paid in accordance with Section 6(b)(iii) below.

(iii) Distributions upon Termination of Board Service for Reasons Other Than Death.

(1) Lump Sum or Installment Payments. As an alternative to electing an In-Service Distribution under Section 6(b)(ii) of this Independent Directors Plan, a Participant may elect on a Distribution Election Form to receive the vested balance credited to his or her Deferral Account following termination of Board service for any reason other than death in (A) a single lump sum payment, or (B) annual installment payments over a period of five (5) or ten (10) years, with the amount of each payment determined as set forth in Section 6(b)(viii) of this Independent Directors Plan. If the amount a Participant elects to receive pursuant to an In-Service Distribution is less than $100,000, payment shall be made in a single lump sum. If a Participant elects to receive installment payments under (B) above, the amount of each installment payment shall be equal to the balance remaining in the portion of the Participant’s Deferral Account that is subject to such installment election (as determined immediately prior to each such payment), multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the total number of remaining installment payments. The installment amount shall be adjusted annually to reflect gains and losses, if any, allocated to such Participant’s Deferral Account pursuant to Section 6(c)(ii).

(2) Death of Participant. If a Participant dies prior to receiving full payment his or her Deferral Account as elected under this Section 6(b)(iii), the balance of the vested portion of such Participant’s Deferral Account shall be paid to the Participant’s designated beneficiary in the form of a lump sum as soon as administratively practicable following the Participant’s death. The amount of any such lump sum payment shall be determined as set forth in Section 6(b)(viii).

(iv) Stock Units Awarded on Effective Date. Notwithstanding anything herein to the contrary, that portion of a Participant’s Deferral Account that is attributable the award of Stock Units pursuant to Section 5 of this Independent Directors Plan on the Effective Date shall be distributed, subject to Section 5(e)(iii) of this Independent Directors Plan, in the form of a lump sum payment on the third anniversary of the Effective Date.

(v) Form of Distribution. That portion of a Participant’s Deferral Account that remains notionally invested, at the time of distribution, in Stock Units and/or Common Shares shall be distributed in the form of Common Shares. That portion of a Participant’s Deferral Account that is notionally invested, at the time of distribution, in any investment alternative other than Stock Units or Common Shares shall be distributed in cash.

(vi) Financial Hardship. The Committee shall have the authority to alter the timing or manner of payment of amounts credited to a Participant’s Deferral Account in the event that the Participant establishes, to the satisfaction of the Committee, “severe financial hardship” (as defined herein). For purposes of this Section 6(b)(vi), “severe financial hardship” shall mean any financial hardship resulting from the illness or injury of a Participant or dependent (as determined by the Committee), the casualty loss of a Participant’s real or personal property, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. In any event, payment under this Section 6(b)(vi) may not be made to the extent such emergency is or may be relieved: (A) through reimbursement or compensation by insurance or otherwise; or (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Withdrawals of amounts because of a severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship, plus to pay taxes on the withdrawal. The Participant’s Deferral Account will be credited with earnings in accordance with this Section 6 up to the date of distribution.

(vii) Incompetence of Distributee. In the event that it shall be found that a person entitled to receive payment under the Plan (including a designated beneficiary) is a minor or is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified committee or other legal representative), such payment may be made to any person whom the Committee in its sole discretion determines is entitled to receive it, and any such payment shall fully discharge the Company, the Company, the Committee and the Plan from any further liability to the person otherwise entitled to payment hereunder, to the extent of such payment.

(viii) Value of Stock Units on Distribution. In the event of a distribution hereunder, the amount payable to the Participant receiving such distribution shall be as follows:

(A) In the event Participant has selected an investment other than Stock Units or Common Shares, and such Participant has elected to take payment of the Deferral Account in a lump sum payout, or a lump sum payout is otherwise required hereunder, the Company shall pay the Participant an amount in cash equal to the balance in such Participant’s Deferral Account as of the date elected by the Participant, or as of the date of the event requiring such lump sum payout, as the case may be.

(B) In the event Participant has selected investment an investment other than Stock Units or Common Shares, and such Participant has elected to take payment of the Deferral Account in installments, the Company shall pay the Participant annually installment payments, with each payment equal to the balance of the Deferral Account on the applicable anniversary date selected by Participant, divided by the number of installments remaining.

(C) In the event Participant has selected investment in Stock Units and/or Common Shares, and such Participant has elected to take payment of the Deferral Account in a lump sum payout, or a lump sum payout is otherwise required hereunder, the Company shall, subject to Section 16 of the Plan, issue to the Participant a number of Common Shares equal to the number of Stock Units and Common Shares in such Participant’s Deferral Account.

(D) If Participant has selected investment in Stock Units and/or Common Shares, and such Participant has elected to take payment of the Deferral Account in installment payouts, such Participant shall receive on each installment payment date, subject to Section 16 of the Plan, a number of Common Shares equal to the total number of Stock Units and Common Shares in such Participant’s Deferral Account, divided by the number of installments elected.

(E) Any distributions due by the Company under this Section 6 shall be made as soon as administratively feasible, but, subject to Section 16 of the Plan, in no event later than the thirtieth (30th) day after the day the amount of such payment is determined pursuant to this Section 6(b)(viii).

(ix) Section 457A. Notwithstanding anything herein to the contrary, to the extent necessary for this Independent Directors Plan to comply with Section 457A of the Code, all amounts deferred pursuant to this Independent Directors Plan and not distributed in accordance with the terms hereof before December 31, 2017 shall be distributed in lump sum to the applicable Participant on December 31, 2017.

(c) Deferral Accounts.

(i) Participants’ Accounts. The Company shall establish and maintain an individual bookkeeping Deferral Account for each Participant. Each Deferral Account shall be credited with Stock Units in accordance with Section 6(a) of this Independent Directors Plan, generally within five (5) business days of the applicable Grant Date, and as provided in Section 6(c)(ii). Each Deferral Account shall be credited with the value of any Director’s Compensation deferred in accordance with Section 6(a) of this Independent Directors Plan, generally within five (5) business days of the date on which such amounts would have otherwise been paid to the applicable Independent Director, and as provided in Section 6(c)(ii). Except as set forth in Section 5(e), each Participant shall be fully vested in his or her Deferral Account at all times.

(ii) Earnings on Deferred Amounts.

(1) A Participant’s Deferral Account shall be credited with earnings (or losses) based on a deemed investment of the Participant’s Deferral Account, as directed by each Participant, which deemed investment shall be Stock Units/Common Shares or one or more hypothetical investment alternatives made available by the Committee from time to time; provided, however, that amounts credited to a Participant’s Deferral Account in respect of an award Stock Units under this Independent Directors Plan must remain invested Stock Units and/or Common Shares. A Participant shall have no voting rights or any other rights as a holder of Common Shares with respect to any Stock Units or Common Shares allocated to his or her Deferral Account; provided , however , that notwithstanding the foregoing, to the extent a Participant has had Common Shares credited to such Participant’s Deferral Account and the Company pays cash dividends with respect to the Common Shares, such Participant’s Deferral Account will be credited with an additional number of Common Shares equal to (A) the dividend per Common Share multiplied by (B) the number of Common Shares in such Participant’s Deferral Account divided by (C) the Fair Market Value of one Common Share on the date such dividend is paid to the holders of Common Shares.

(2) Deemed earnings (and losses) on a Participant’s Deferral Account shall be credited to a Participant’s Deferral Account on a daily basis. Any portion of a Participant’s Deferral Account which is subject to distribution in installments shall continue to be credited with deemed earnings (or losses) until fully paid out to the Participant.

(3) The Committee reserves the right to change the options available for deemed investments under the Plan from time to time, or to eliminate any such option at any time. A Participant may specify a separate investment allocation with respect any portion of his or her Deferral Account, subject to limitations imposed by the Committee. Participants may modify their deemed investment instructions each business day with respect to any portion (whole percentages only) of their Deferral Account; provided they notify the Committee or its designee within the time and in the manner specified by the Committee. Elections and amendments thereto pursuant to this Section 6(c)(ii) shall be made in the manner prescribed by the Committee.

(iii) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (each a “ Beneficiary “) who, upon the Participant’s death, or physical or mental incapacity will receive the amounts that otherwise would have been paid to the Participant under this Independent Directors Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date delivered to the Committee or its designee by the Participant. Participants may change their beneficiary designations on such form as prescribed by the Committee. The payment of amounts credited to a Participant’s Deferral Account shall be in accordance with the last unrevoked written beneficiary designation that has been signed by the Participant and delivered to the Committee or its designee prior to the Participant’s death. In the event that all the beneficiaries named by a Participant pursuant to this Section 6(c)(iii) predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant’s beneficiaries shall be paid to the Participant’s estate. In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant’s beneficiaries under the Plan shall be paid to the Participant’s estate.

(d) Trust. Nothing contained in this Independent Directors Plan shall create a trust of any kind or a fiduciary relationship between the Company and any Participant. Nevertheless, the Company may establish one or more trusts, with such trustee(s) as the Committee may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s general creditors upon the bankruptcy or insolvency of the Company.

(e) Nontransferability. Participants’ rights to deferred amounts and earnings credited thereon under the Independent Directors Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order, nor shall the Company make any payment under the Independent Directors Plan to any assignee or creditor of a Participant.

7. Rights of Participants.

(a) Contractual Obligation. The Independent Directors Plan shall create an unfunded, unsecured contractual obligation on the part of the Company to make payments due under Stock Unit awards, and to make payments from the Participants’ Deferral Accounts when due. Payments under the Independent Directors Plan shall be made out of the general assets of the Company or from the trust or trusts referred to in Section 6(d) above.

(b) Unsecured Interest. No Participant or party claiming an interest in benefits of a Participant hereunder shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Independent Directors Plan, such right shall be equivalent to that of an unsecured general creditor of the Company. Each Participant, by participating hereunder, agrees to waive any priority creditor status with respect to any amounts due hereunder. The Company shall have no duty to set aside or invest any amounts credited to Participants’ Deferral Accounts or Stock Unit awards under this Independent Directors Plan. Accounts established hereunder are solely for bookkeeping purposes and the Company shall not be required to segregate any funds based on such accounts.

8. Miscellaneous.

(a) Notice. Any notice or filing required or permitted to be given to the Company under the Independent Directors Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Committee, and if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices to the Company shall be deemed given as of the date of delivery. Notice to a Participant or beneficiary shall be deemed given as of the date of hand delivery, or if delivery is made by mail, three (3) days following the postmark date.

(b) Costs of the Independent Directors Plan. All costs of implementing and administering the Independent Directors Plan shall be borne by the Company.

9. Amendments and Termination

The Company reserves the right to amend, modify, or terminate the Independent Directors Plan (in whole or in part) at any time by action of the Board or the Committee, with or without prior notice. Except as described below in this Section 9, no such amendment or termination shall in any material manner adversely affect any Participant’s rights to any amounts already deferred or credited hereunder or deemed earnings thereon, up to the point of amendment or termination, without the consent of the Participant. Termination of the Independent Directors Plan shall not be a permitted distribution event, except to the extent permitted under Section 409A of the Code without the imposition of any additional taxes or other penalties under Section 409A of the Code. If payout is commenced pursuant to the operation of this Section 9, the payment of deferred amounts and earnings thereon shall be made in the manner selected by each Participant under Section 6(b)(iii) herein (other than the commencement date).

Subject to the above provisions, the Board shall have broad authority to amend the Independent Directors Plan to take in to account changes in applicable securities and tax laws and accounting rules.

10. General Provisions

(a) Additional Compensation Arrangements. Nothing contained in this Independent Directors Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(b) No Right to Continued Service. Neither the adoption of the Independent Directors Plan nor the award of Stock Units hereunder shall confer upon any individual any right to continued service as a member of the Board, nor shall it interfere in any way with the right of the Company to terminate the service of an individual at any time.

(c) Arbitration. Any individual making a claim for benefits under this Independent Directors Plan may contest the Committee’s decision to deny such claim or appeal therefrom only by submitting the matter to binding arbitration before a single arbitrator. Any arbitration shall be held in Los Angeles, California, unless otherwise agreed to by the Committee. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator’s authority shall be limited to the affirmation or reversal of the Committee’s denial of the claim or appeal, based solely on whether or not the Committee’s decision was arbitrary or capricious, and the arbitrator shall have no power to alter, add to, or subtract from any provision of this Independent Directors Plan. Except as otherwise required by applicable law, the arbitrator’s decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Independent Directors Plan. The arbitrator shall have no power to award any punitive, exemplary, consequential or special damages, and under no circumstances shall an award contain any amount that in any way reflects any of such types of damages. Each party shall bear its own attorney’s fees and costs of arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

11. Governing Law.

The Independent Directors Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the internal laws of the State of California.